SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): January 26, 1998

                           BENTLEY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

MISSOURI                           0-19503                       43-1325291
(State or other             (Commission File No.)         (IRS Employer ID No.)
jurisdiction of
 organization)

9719 Conway Road                                                      63124
St. Louis, Missouri                                                 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (314) 569-1659




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ITEM 5.           OTHER EVENTS.

         As previously reported on a Form 8-K submitted by Bentley International, Inc. (the "Registrant" or "Bentley") dated February 3, 1997, on January 24, 1997, three creditors of Janco Designs, Inc. ("Janco"), a wholly-owned subsidiary of the Registrant, filed an involuntary petition pursuant to Chapter 7 of the United States Bankruptcy Code against Janco in the United States District Court for the Eastern District of Missouri, Case No. 97-40682-399. Janco consented to the proceeding and the Court appointed a bankruptcy Trustee ("Trustee") on February 18, 1997. Entry for an order for relief was entered on February 26, 1997.

         As reported on the Form 10-KSB submitted by Bentley dated as of May 31, 1997, it was not possible to ascertain whether Bentley or Bentley's subsidiary Windsor Art, Inc. ("Windsor") might be liable for any debts of Janco to Janco's unsecured creditors as a result of the bankruptcy filing.

         On January 16, 1998, the Trustee, Bentley, certain shareholders of Bentley who hold promissory notes of which Janco was the maker and Bentley and Windsor are the guarantors, and other parties who are related to such shareholders and hold similar promissory notes of which Janco is the maker and Bentley and Windsor are the guarantors (such shareholders and other related parties hereinafter are collectively referred to as the "Note Holders") entered into a Stipulation for Settlement agreement ("Stipulation"), attached hereto as Exhibit A, pursuant to which Bentley agreed to pay, subject to court approval of the Stipulation, to the bankruptcy estate $85,000 in exchange for a full release of Bentley, Windsor, certain of Bentley's shareholders and certain present and past officers and directors and their spouses and children from all claims by the Trustee. In addition, the bankruptcy estate agreed to pay to the Note Holders one-half of the proceeds from the liquidation of certain assets of Janco, approximately $45,000.

         If the Court approves the Stipulation, the release of liability of Bentley by the Trustee and the Trustee's payment to the Note Holders, will result in a reduction of Bentley's general liabilities, as reflected on the consolidated balance sheet of Bentley and its subsidiaries, by approximately $1,332,000 and Bentley's shareholder liabilities by approximately $45,000. In addition, Bentley will recognize approximately $1,240,000 of extraordinary income, or $0.44 per share, as a result of the reduction in liabilities and the elimination of the reserves established to cover potential liabilities resulting from the termination of Janco's operations.

         The United States District Court for the Eastern District of Missouri will consider approving the settlement reached by the Trustee and other parties on February 24, 1998.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on in behalf by the undersigned, thereunto duly authorized.

Dated: January 26, 1998

                                           BENTLEY INTERNATIONAL, INC.

                                           By /s/ Lloyd R. Abrams
                                              Lloyd R. Abrams, President and
                                              Chief Executive Officer



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